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                                                                   Exhibit 23.20


                                                                 Trevisan [LOGO]
                                                             The Global Solution



Consent of Independent Public Accountants

As Independent Public Accountants, we hereby consent to the use in this Registration Statement on Form F-3 of Companhia Vale do Rio Doce of our report dated January 18th, 2000 and January 31st, 2002, relating to the financial statements of Nova Era Silicon S.A. for the years ended December 31, 1999 and 1998 which appear in such Registration Statement.





Belo Horizonte, Brazil,

/s/ Luiz Claudio Fontes

Luiz Claudio Fontes
Socio-contador
CRC 1RJ032470/0-9 "T" PR "S" MG
Trevisan Auditores
Independentes
CRC 2 SP 013439/0-5 "S" MG